Solar Senior Capital Ltd. Announces Quarter Ended March 31, 2016 Financial Results and Net Asset Value Increase of 2.3%; Declares Monthly Distribution of $0.1175 per Share for May, 2016

NEW YORK, NY -- (Marketwired - May 03, 2016) - Solar Senior Capital Ltd. (the "Company" or "SUNS") (NASDAQ: SUNS) today reported net investment income of $4.1 million, or $0.35 per share, for the quarter ended March 31, 2016.

At March 31, 2016, the net asset value (NAV) per share grew to $16.70, an increase of 2.3% from the prior quarter. At March 31, the fair value of the Company's Comprehensive Investment Portfolio* was $363.8 million, with 100% of the portfolio performing.

The Company also announced that its Board of Directors has declared a monthly distribution of $0.1175 per share for May 2016, which will be payable on June 2, 2016 to stockholders of record on May 19, 2016. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At March 31, 2016:
Comprehensive Investment portfolio* fair value: $363.8 million
Number of portfolio companies*: 51
Net assets: $192.7 million
Net asset value per share: $16.70

Portfolio Activity** for the Quarter Ended March 31, 2016
Investments made during the quarter: $33.9 million
Investments prepaid or sold during the quarter: $18.7 million

Operating Results for the Quarter March 31, 2016
Net investment income: $4.1 million
Net realized and unrealized gain: $4.3 million
Net increase in net assets from operations: $8.4 million
Net investment income per share: $0.35

* The Comprehensive Investment Portfolio is comprised of the Company's investment portfolio and the senior secured loans held by the First Lien Loan Program ("FLLP") attributable to the Company, but does not include the equity interest in FLLP.
** Includes investment activity within FLLP attributable to the Company.

"On the heels of a volatile start to 2016 for the liquid credit markets, Solar Senior Capital delivered a solid first quarter, with a NAV increase of 2.3% and a portfolio that continues to be 100% performing with no direct energy exposure," said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. "In a period of muted new issue activity, we were able to expand our portfolio with first lien loans that reflect the current, more lender-friendly environment, and we have meaningful available capital to continue to take advantage of the improved conditions. Furthermore, both FLLP and Gemino increased their distributions to us during the quarter, and we anticipate future increases in their contributions during 2016."

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Wednesday, May 4, 2016. All interested parties may participate in the conference call by dialing (877) 726-5933 approximately 5-10 minutes prior to the call, international callers should dial (530) 379-4649. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 78988585 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Solar Senior Capital Ltd. website, www.solarseniorcap.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Solar Senior Capital Ltd. website. Additionally, a telephone replay will be available until May 18, 2016 and can be accessed by dialing (855) 859-2056 and using the passcode 78988585. International callers should dial (404) 537-3406.

Portfolio and Investment Activity

Investment Activity

During the three months ended March 31, 2016 and including activity in FLLP attributable to the Company, gross originations across eight portfolio companies totaled $33.9 million. Investments sold or prepaid during the quarter ended March 31, 2016 totaled approximately $18.7 million, including repayments within FLLP attributable to the Company.

Portfolio Composition

At March 31, 2016, the weighted average yield on our income producing investments, excluding Gemino Healthcare Finance's ("Gemino") special dividend from accumulated excess earnings, was 7.9%, measured at fair value, and 7.5% measured at amortized cost. As of March 31, 2016, 100% of the portfolio was performing.

The characteristics of our Comprehensive Investment Portfolio at March 31, 2016 were as follows:

----------------------------------------------------------------------------
Comprehensive Portfolio Composition,
measured at fair value:                       Amount ($mm)          %
----------------------------------------------------------------------------
Senior secured loans                             $250.0           68.7%
----------------------------------------------------------------------------
Senior secured loans in FLLP, attributable
to the Company                                    $79.3           21.8%
----------------------------------------------------------------------------
Gemino Healthcare Finance, whose diversified
loan portfolio is comprised entirely of
floating rate senior secured loans                $34.4           9.5%
----------------------------------------------------------------------------
Total Senior Secured Loans                       $363.7          100.0%
----------------------------------------------------------------------------
Equity and equity-like securities, excluding
Gemino Finance and FLLP Membership Interests      $0.1            0.0%
----------------------------------------------------------------------------
Total Comprehensive Investment Portfolio         $363.8           100%
----------------------------------------------------------------------------
Floating Rate Investments and as % of the
income-producing Comprehensive Portfolio         $363.8           100%
----------------------------------------------------------------------------

The comprehensive portfolio is diversified across 51 issuers in 25 industries, with an average issuer exposure of $7.1 million, or 2.0%, at March 31, 2016.

Gemino Healthcare Finance LLC

At March 31, 2016, Gemino's $129.4 million funded portfolio consists of senior secured loans from 38 issuers with an average funded exposure of $3.4 million. All of the commitments from Gemino are floating rate, senior secured loans. During the quarter ended March 31, 2016, Gemino funded originations of $13.3 million across four portfolio companies and had $14.5 million of funded commitments repaid. For the quarter ended March 31, 2016, Gemino distributed $903 thousand to SUNS, resulting in an annualized distribution yield to SUNS, at cost, for the quarter ended March 31, 2016 of 11.0%. During the quarter ended March 31, 2016, Gemino also distributed to SUNS a special dividend from accumulated excess earnings of $225 thousand.

First Lien Loan Program LLC

At March 31, 2016, the fair value of FLLP's investment portfolio was $90.6 million, consisting of senior secured loans from 19 issuers with an average issuer exposure of $4.8 million. All of the loans in FLLP are floating rate, senior secured loans. During the quarter ended March 31, 2016, FLLP funded $17.1 million across four portfolio companies and had repayments of $1.0 million over the same period. For the quarter ended March 31, 2016, FLLP distributed $694 thousand to the Company. FLLP's annualized distribution yield to the Company, at cost, for the quarter ended March 31, 2016 was 9.4%, versus 9.1% for the quarter ended December 31, 2015.

Portfolio Company Ratings

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with 1 representing the least amount of risk.

As of March 31, 2016, 100% of the investment portfolio was performing and the composition of the SUNS' portfolio, on a risk ratings basis, was as follows:

                --------------------------------------------
                   Internal
                  Performance  Investments at   % of Total
                    Rating       Fair Value      Portfolio
                --------------------------------------------
                       1            $30.7          9.8%
                --------------------------------------------
                       2           $249.6          79.9%
                --------------------------------------------
                       3            $31.9          10.2%
                --------------------------------------------
                       4            $0.1         < 0.0%
                --------------------------------------------

Results of Operations for Quarter Ended March 31, 2016 compared to the Quarter Ended March 31, 2015

Investment Income

For the fiscal quarters ended March 31, 2016 and March 31, 2015, gross investment income totaled $6.3 million and $6.1 million, respectively. The increase in gross investment income from fiscal Q1 2015 to fiscal Q1 2016 was primarily due to a special dividend of accumulated excess earnings from our investment in Gemino as well as the continued ramp-up of the FLLP portfolio.

Expenses

Net expenses totaled $2.3 million and $2.3 million, respectively, for the fiscal quarters ended March 31, 2016 and March 31, 2015. For the fiscal quarters ended March 31, 2016 and March 31, 2015, $0.4 million and $0.2 million, respectively, of performance-based incentive fees were voluntarily waived by the Company's investment manager.

Net Investment Income

Net investment income was $4.1 million or $0.35 per average share and $3.9 million and $0.34 per average share for the fiscal quarters ended March 31, 2016 and 2015, respectively.

Net Realized and Unrealized Gains

Net realized and unrealized gains for the fiscal quarters ended March 31, 2016 and 2015 totaled approximately $4.3 million and $0.2 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the fiscal quarters ended March 31, 2016, and March 31, 2015, the Company had a net increase in net assets resulting from operations of $8.4 million and $4.1 million, respectively. For the same periods, earnings per average share were $0.73 and $0.35, respectively.

Liquidity and Capital Resources

At March 31, 2016, the Company had $129.1 million in borrowings outstanding on its $175 million Credit Facility and $45.9 million of unused capacity, subject to effective borrowing base limits. When considering the combined $58.0 million JV equity commitment plus expected available credit, the expected investable capital for the FLLP joint venture together with the Company's balance sheet exceeds $100 million, subject to borrowing base limitations.

                         SOLAR SENIOR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
                    (in thousands, except share amounts)

                                            March 31, 2016    December 31,
                                              (unaudited)         2015
                                            --------------   --------------
Assets
Investments at fair value:
  Companies less than 5% owned (cost:
   $254,747 and $253,373, respectively)     $      247,687   $      242,502
  Companies 5% to 25% owned (cost: $3,816
   and $3,816, respectively)                         2,423            2,423
  Companies more than 25% owned (cost:
   $62,423 and $62,423, respectively)               62,122           61,593
                                            --------------   --------------

      Total investments (cost: $320,986
       and $319,612, respectively)                 312,232          306,518
Cash                                                 8,067            3,070
Cash equivalents (cost: $39,995 and
 $49,997, respectively)                             39,995           49,997
Receivable for investments sold                      4,948               45
Dividends receivable                                 1,417              526
Interest receivable                                  1,227            2,040
Prepaid expenses and other assets                      510              381
                                            --------------   --------------

    Total assets                            $      368,396   $      362,577
                                            --------------   --------------

Liabilities
Credit facility payable                     $      129,100   $      116,200
Payable for investments and cash
 equivalents purchased                              43,772           54,897
Distributions payable                                1,355            1,355
Management fee payable                                 797              831
Interest payable                                       291              262
Administrative services expense payable                 88              534
Other liabilities and accrued expenses                 340              194
                                            --------------   --------------

    Total liabilities                       $      175,743   $      174,273
                                            --------------   --------------

Net Assets
Common stock, par value $0.01 per share,
 200,000,000 and 200,000,000 common shares
 authorized, respectively, and 11,533,315
 and 11,533,315 issued and outstanding,
 respectively                               $          115   $          115
Paid-in capital in excess of par                   211,486          211,486
Distributions in excess of net investment
 income                                             (5,185)          (5,185)
Accumulated net realized loss                       (5,009)          (5,018)
Net unrealized depreciation                         (8,754)         (13,094)
                                            --------------   --------------

    Total net assets                        $      192,653   $      188,304
                                            ==============   ==============

  Net Asset Value Per Share                 $        16.70   $        16.33
                                            ==============   ==============

                         SOLAR SENIOR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                    (in thousands, except share amounts)

                                                    Three months ended
                                              -----------------------------
                                                March 31,       March 31,
                                                   2016            2015
                                              -------------   -------------
INVESTMENT INCOME:
Interest:
  Companies less than 5%                      $       4,424   $       5,119
  Companies 5% to 25% owned                              50              53
Dividends:
  Companies more than 25% owned                       1,808             969
Other income:
  Companies less than 5% owned                           53              --
  Companies more than 25% owned                          14               2
                                              -------------   -------------

    Total investment income                           6,349           6,143
                                              -------------   -------------

EXPENSES:
Management fees                               $         797   $         866
Performance-based incentive fees                        385             157
Interest and other credit facility expenses             851             832
Administrative services expense                         295             254
Other general and administrative expenses               341             315
                                              -------------   -------------

    Total expenses                                    2,669           2,424
                                              -------------   -------------

Performance-based incentive fees waived                (385)           (157)
                                              -------------   -------------

    Net expenses                                      2,284           2,267
                                              -------------   -------------

    Net investment income                     $       4,065   $       3,876
                                              -------------   -------------

REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS AND CASH EQUIVALENTS:

Net realized gain on investments and cash
 equivalents (companies less than 5% owned)   $           9   $           9
Net change in unrealized gain (loss) on
 investments and cash equivalents                     4,340             201
                                              -------------   -------------

    Net realized and unrealized gain (loss)
     on investments and cash equivalents              4,349             210
                                              -------------   -------------

NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS                                   $       8,414   $       4,086
                                              =============   =============

EARNINGS PER SHARE                            $        0.73   $        0.35
                                              =============   =============

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien and second lien debt instruments.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Solar Senior Capital Ltd.
Investor Relations
(212) 993-1670